Exhibit T3A-5

DOC ID —-> 201731900962 DATE DOCUMENT ID DESCRIPTION FILING EXPED CERT COPY 11/15/2017 201731900962 DOMESTIC FOR PROFIT LLC—ARTICLES OF ORG(LCP) 99.00 300.00 0.00 0.00 Receipt This is not a bill. Please do not remit payment. GORDONBIBART, LLC 450 W. WILSON BRIDGE ROAD SUITE 340 WORTHINGTON, OH 43085 I STATE OF OHIO I CERTIFICATE Ohio Secretary of State, Jon Husted 4096166 It is hereby certified that the Secretary of State of Ohio has custody of the business records for CANNASCEND ALTERNATIVE LOGAN, L.L.C. and, that said business records show the filing and recording of: Document(s) Document No(s): DOMESTIC FOR PROFIT LLC - ARTICLES OF ORG 201731900962 Effective Date: 11/15/2017 Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 15th day of November, A.D. 2017. Ohio Secretary of State

Form 533A Prescribed by: Date Electronically Filed: 11/15/2017 JON HUSTED Ohio Secretary of State Toll Free: (877} SOS-FILE (877-767-3453) | Central Ohio: (614) 466-3910 www.OhioSecretaryofState.gov | busserv@OhioSecretaryofState.gov File online or for more information: www.OHBusinessCentral.com For screen readers, follow instructions located at this path. Articles of Organization for a Domestic Limited Liability Company Filing Fee: $99 Form Must Be Typed CHECK ONLY ONE (1) BOX (1)Articles of Organization for Domestic [•] For-Profit Limited Liability Company (115-LCA) (2) Articles of Organization for Domestic â–¡ Nonprofit Limited Liability Company (115-LCA) Name of Limited Liability Company CANNASCEND ALTERNATIVE LOGAN, L.L.C. Optional: Effective Date (MM/DD/YYYY) 11/15/2017 (The legal existence of the corporation begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing.) Optional: This limited liability company shall exist for Period of Existence Optional: Purpose ** Note for Nonprofit LLCs The Secretary of State does not grant tax exempt status. Filing with our office is not sufficient to obtain state or federal tax exemptions. Contact the Ohio Department of Taxation and the Internal Revenue Service to ensure that the nonprofit limited liability company secures the proper state and federal tax exemptions. These agencies may require that a purpose clause be provided. ** 533A Page 1 of 3 Last Revised: 09/24/2015

Original Appointment of Statutory Agent The undersigned authorized member(s), manager(s) or representative(s) of CANNASCEND ALTERNATIVE LOGAN, L.L.C. (Name of Limited Liability Company) hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is: STATUENT, INC. (Name of Statutory Agent) 450 W. WILSON BRIDGE ROAD, SUITE 340 (Mailing Address) COLUMBUS OH 43085 (Mailing City) (Mailing State) (Mailing ZIP Code) Acceptance of Appointment The Undersigned, STATUENT, INC. , named herein as the (Name of Statutory Agent) Statutory agent for CANNASCEND ALTERNATIVE LOGAN, L.L.C. (Name of Limited Liability Company) hereby acknowledges and accepts the appointment of statutory agent for said limited liability company. Statutory Agent Signature SUSAN STRAYER (Individual Agent’s Signature / Signature on Behalf of Business Serving as Agent)533A Page 2 of 3 Last Revised: 09/24/2015

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required GORDONBIBART, LLC Articles and original appointment of agent must Signature be signed by a member, manager or other representative. If the authorized representative is an individual, then they must sign in the “signature” SUSAN L. STRAYER, MEMBER By (if applicable) box and print his/her name in the “Print Name” box. Print Name If the authorized representative is a business entity, not an individual, then please print the entity name in the “signature” box, an Signature authorized representative of the business entity must sign in the “By” box and print his/her name and title/authority in the “Print Name” box. By (if applicable) Print Name Signature By (if applicable) Print Name 533A Page 3 of 3 Last Revised: 09/24/2015